COMMSCOPE, INC.
                        ANNUAL INCENTIVE PLAN


         1.       Purpose

                  The purpose of the Annual Incentive Plan is to enhance CommScope, Inc.'s ability to attract, motivate, reward and retain employees, to strengthen their commitment to the success of the Company and to align their interests with those of the Company's stockholders by providing additional compensation to designated employees of the Company based on the achievement of performance objectives. To this end, the Annual Incentive Plan provides a means of annually rewarding participants primarily based on the performance of the Company and its Operating Units and secondarily based on the achievement of personal performance objectives. The adoption of this Plan as it relates to the CEO is subject to the approval of the stockholders of the Company.

         2.       Definitions

                  (a) "Award" shall mean the incentive award earned by a Participant under the Plan for any Performance Period.

                  (b) "Base Salary" shall mean the Participant's annual base salary actually paid by the Company and received by the Participant during the applicable Performance Period. Annual base salary does not include (i) Awards under the Plan, (ii) long-term incentive awards, (iii) signing bonuses or any similar bonuses, (iv) cash payments received pursuant to the Company's Profit Sharing and Savings Plan, (v) imputed income from such programs as executive life insurance, or (vi) nonrecurring earnings such as moving expenses, and is based on salary earnings before reductions for such items as contributions under
Section 401(k) of the Internal Revenue Code of 1986, as amended.

                  (c) "Beneficial Owner", "Beneficially Owned" and "Beneficially
                      Owning" shall have the meanings applicable under Rule 13d-3 promulgated under the 1934 Act.

                  (d) "Board" shall mean the Board of Directors of the Company.

                  (e) " CEO"  shall  mean the  Chief  Executive  Officer  of the
                      Company.

                  (f) "Change of Control" shall mean any of the following:

                           (i)      the acquisition by any Person other than
Instrument Partners or Forstmann
Little & Co. Subordinated Debt and Equity Management Buyout Partnership IV or any of their affiliates (collectively, the "Forstmann Little Companies") of Beneficial Ownership of Voting Securities which, when added to the Voting Securities then Beneficially Owned by such Person, would result in such Person Beneficially Owning (A) 33% or more of the combined Voting Power of the Company's then outstanding Voting Securities, and (B) a number of Voting Securities greater than the aggregate number of Voting Securities then Beneficially Owned by the Forstmann Little Companies; provided, however, that for purposes of this paragraph (i), a Person shall not be deemed to have made an acquisition of Voting Securities if such Person: (1) acquires Voting Securities as a result of a stock split, stock dividend or other corporate restructuring in which all stockholders of the class of such Voting Securities are treated on a pro rata basis; (2) acquires the Voting Securities directly from the Company;
(3) becomes the Beneficial Owner of 33% or more of the combined Voting Power of the Company's then outstanding Voting Securities solely as a result of the acquisition of Voting Securities by the Company or any Subsidiary which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Person, provided that if (x) a Person would own at least such percentage as a result of the acquisition by the Company or any Subsidiary and (y) after such acquisition by the Company or any Subsidiary, such Person acquires Voting Securities, then an acquisition of Voting Securities shall have occurred; (4) is the Company or any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Controlled Entity"); or (5) acquires Voting Securities in connection with a "Non-Control Transaction" (as defined in paragraph (iii) below); or

(ii) the individuals who, as of the Effective Date,are members of the Board(the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board; provided, however, that if either the election of any new director or the nomination for election of any new director by the Company's stockholders was approved by a vote of at least two-thirds of the Incumbent Board prior to such election or nomination, such new director shall be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule l4a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                           (iii)    approval by stockholders of the Company of:

                                    (A)     a merger, consolidation or
                                            reorganization involving the Company
                                           (a "Business Combination"), unless

                                            (1)  the stockholders of the
                                                 Company, immediately before the
                                                 Business  Combination,  own,
                                                 directly or indirectly
                                                 immediately  following the
                                                 Business  Combination, at least
                                                 a majority of the combined
                                                 voting power of the
                                                 outstanding  voting  securities
                                                 of the  corporation  resulting
                                                 from the Business
                                                 Combination (the "Surviving
                                                 Corporation") in substantiall
                                                 the same proportion
                                                 as their  ownership  of the
                                                 Voting  Securities  immediately
                                                 before the Business
                                                 Combination, and

                                            (2)  the individuals who were
                                                 members of the Incumbent Board
                                                 immediately  prior to the
                                                 execution of the agreement
                                                 providing for the Business
                                                 Combination  constitute  at
                                                 least a  majority  of the
                                                 members  of the  Board of
                                                 Directors of the Surviving
                                                 Corporation, and

                                            (3)  no Person (other than the
                                                 Company or any Controlled
                                                 Entity, a trustee  or other
                                                 fiduciary  holding  securities
                                                 under one or more  employee
                                                 benefit plans or arrangements
                                                (or any trust forming a part
                                                 thereof)  maintained
                                                 by the Company,  the Surviving
                                                 Corporation  or any  Controlled
                                                 Entity,  or any
                                                 Person  who,  immediately
                                                 prior to the  Business
                                                 Combination,  had  Beneficial
                                                 Ownership  of 33% or  more  of
                                                 the  then  outstanding  Voting
                                                 Securities)  has
                                                 Beneficial  Ownership  of 33%
                                                 or  more  of the  combined
                                                 voting  power  of the
                                                 Surviving   Corporation's then
                                                 outstanding voting  securities
                                                 (a  Business
                                                 Combination  satisfying  the
                                                 conditions  of  clauses  (1),
                                                 (2) and (3) of this
                                                 subparagraph (A) shall be
                                                 referred to as a "Non-Control
                                                 Transaction");

                                    (B)     a complete liquidation or
                                            dissolution of the Company; or

                                    (C)     the sale or other disposition of all
                                            or substantially all of the
                                            assets of the Company (other than a
                                               transfer to a Controlled Entity).

                  Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because 33% or more of the then outstanding Voting Securities is Beneficially Owned by (x) a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company or any Controlled Entity or (y) any corporation which, immediately prior to its acquisition of such interest, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

                  (g) "Code"  shall mean the Internal  Revenue Code of 1986,  as amended.

                  (h) "Committee"  shall mean the Compensation  Committee of the
                       Board.

                  (i) "Company" shall mean  CommScope,  Inc., its successors and assigns.

                  (j) "Disability" shall mean permanent disability,  as provided in the Company's long-term disability plan.

                  (k)  "Effective  Date"  shall  mean the date  that the Plan is adopted by the Board.

                  (l) "Employee" shall mean any person (including an officer) employed by the Company or any of its subsidiaries on a full-time salaried basis.

                  (m) "Financial Target", for any Performance Period, shall mean the one or more of the financial performance goals of the Company, or an Operating Unit, if applicable, as determined in accordance with Section 5. Financial Targets may be expressed in terms of (i) earnings per share, (ii) operating income, (iii) return on equity or assets, (iv) cash flow, (v) EBITDA or (vi) any combination of the foregoing. Financial Targets may be expressed as a combination of Company and/or Operating Unit performance goals and may be absolute or relative (to prior performance or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range.

                  (n) "Financial Target Award Earned", for any Performance Period, shall mean the percentage of Target Awards earned based on the Company's and/or, if applicable, an Operating Unit's achievement of Financial Target(s) for that Performance Period.

                  (o) "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (p) "Operating Unit", for any Performance Period, shall mean a division, Subsidiary, group, product line or product line grouping for which an income statement reflecting sales and operating income is produced.

                  (q) "Participant",  for any Performance Period,  shall mean an
                      Employee selected to participate in the Plan for such Performance Period.

                  (r) "Performance-Based Compensation" shall mean any Award that is intended to constitute "performance based compensation" within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

                  (s)  "Performance  Period"  shall mean the fiscal  year of the
                        Company.

                  (t)   "Person" shall mean a person within the meaning of
                         Sections 13(d) and 14(d) of the
                         1934 Act.

                  (u)  "Personal  Performance   Percentage",   with  respect  to
                        Participants (other than the CEO) for any Performance Period, shall mean the percentage based on the Participant's personal performance, as determined in accordance with Section 5(e) of the Plan.

                  (v) "Plan" shall mean this CommScope,  Inc.  Annual  Incentive
                       Plan, as from time to time amended and in effect.

                  (w)  "Retirement"  shall mean retirement at or after age 65 or early retirement with the prior written approval of the Company.

                  (x)  "Schedules" for any  Performance  Period,  shall mean the schedules described in Section 5(a) of the Plan.

                  (y)  "Subsidiary"  shall  mean a  corporation  as  defined  in
                        Section 424(f) of the Internal Revenue Code of 1986, as amended, with the Company being treated as the employer corporation for purposes of this definition.

                  (z) "Target Award",  for any  Participant  with respect to any
                       Performance Period, shall mean the Participant's Base Salary multiplied by his or her Target Award Percentage.

                  (aa) "Target Award Percentage" for any Participant with respect to any Performance Period, shall mean the percentage of the Participant's Base Salary that the Participant would earn as an Award for that Performance Period if each of the Financial Target Award Earned and Personal Performance Percentage (if applicable) for that Performance Period is 100%, and shall be determined by the Committee with respect to Participants who are officers and the CEO with respect to all other Participants, based on the Participant's responsibility level or the position or positions held during the Performance Period; provided, however, that if any Participant held more than one position during the Performance Period, then the Committee or CEO, as applicable, may designate different Target Award Percentages with respect to each position and the Award will be pro-rated to reflect the number of days during which such Participant had each Target Award Percentage.

                  (bb) "Voting Power" shall mean the combined voting power of the then outstanding Voting Securities.

                  (cc)  "Voting  Securities"  shall  mean,  with  respect to the
                         Company or any Subsidiary, any securities issued by the Company or such
                         Subsidiary, respectively, which generally entitle the holder thereof to vote for the election of directors of the Company or such Subsidiary, respectively.

         3.       Eligibility

                  Generally, all Employees are eligible to participate in the Plan for any Performance Period. However, participation may be limited to those Employees who, because of their significant impact on the current and future success of the Company, the Committee or CEO selects, in accordance with Section 5 of this Plan, to participate in the Plan for that Performance Period. Notwithstanding the foregoing, the CEO shall participate in the Plan in every Performance Period.

                  To be eligible to participate in the Plan in any Performance Period an Employee shall have had at least three months active tenure during such Performance Period and be actively employed by the Company on the Award payment date. The CEO may approve, for Participants other than the CEO and in accordance with Sections 7 and 8 of this Plan, exceptions for special circumstances.

                  If an Employee becomes a Participant during a Performance Period, such Participant's Award will be pro-rated based on the number of days that he or she is a Participant, unless, with respect to Employees other than the CEO, the Committee otherwise determines.

         4.       Administration

                  The administration of the Plan shall be consistent with the purpose and the terms of the Plan. The Plan shall be administered by the Committee with respect to Participants who are officers and by the CEO with respect to all other Participants. Each member of the Committee shall be an "outside director" within the meaning of Treasury Regulations promulgated under
Section 162(m) of the Code. The Committee and the CEO, as the case may be, shall have full authority to establish the rules and regulations relating to the Plan, to interpret the Plan and those rules and regulations, to select Participants in the Plan, to determine the Company's and, if applicable, each Operating Unit's Financial Target(s) and each Participant's Target Award Percentage for each Performance Period, to approve all the Awards, to decide the facts in any case arising under the Plan and to make all other determinations and to take all other actions necessary or appropriate for the proper administration of the Plan, including the delegation of such authority or power, where appropriate; provided, however, that the Committee shall not be authorized to increase the amount of the Award payable to the CEO that would otherwise be payable pursuant to the terms of the Plan but may in its sole discretion decrease the amount of an Award that would otherwise be payable to the CEO pursuant to the terms of the Plan, and provided, further, that the Committee shall only exercise such discretion over the Plan and the Awards granted thereunder, to the extent permitted under Section 162(m) of the Code and the regulations thereunder without adversely affecting the treatment of the CEO's Award as Performance-Based Compensation.

                  The Committee's and the CEO's administration of the Plan, including all such rules and regulations, interpretations, selections, determinations, approvals, decisions, delegations, amendments, terminations and other actions, shall be final and binding on the Company, the Subsidiaries, their respective stockholders and all employees of the Company and the Subsidiaries, including the Participants and their respective beneficiaries.

         5.       Determination of Awards

                  (a) Prior to, or as soon as practicable following, the commencement of each Performance Period, the Committee with respect to officers and the CEO with respect to all other Employees shall determine the Employees who shall be Participants during that Performance Period and determine each Participant's Target Award Percentage. The Committee shall also establish the Financial Target(s) for that Performance Period (which shall be established in writing by the earlier of (1) the date on which one-quarter of the Performance Period has elapsed or (2) the date which is 90 days after the commencement of the Performance Period, and in any event while the performance relating to the Financial Target(s) remains substantially uncertain). The Participants, each Participant's Target Award Percentage and the Financial Targets for each Performance Period shall be set forth on a Schedule. The Company shall notify each Participant of his or her Target Award Percentage and the applicable Financial Targets for the Performance Period.

                  (b) Generally, a Participant earns an Award for a Performance Period based on the Company's and/or his or her Operating Unit's achievement of applicable Financial Target(s). In addition, the Award for any Participant (other than the CEO) may be adjusted based on the Participant's Personal Performance Percentage. The Committee may determine that different Financial Targets are applicable to different Participants, groups of Participants, Operating Units or groups of Operating Units with respect to a specific Performance Period. The Committee may also establish minimum threshold of Company or Operating Unit performance which must be achieved in order for any portion of an Award to be earned for that Performance Period, provided such threshold is established by the earlier of (1) the date on which one-quarter of the Performance Period has elapsed or (2) the date which is 90 days after the commencement of the Performance Period, and in any event while the performance relating to the Financial Target(s) remains substantially uncertain). Notwithstanding the foregoing, if in any Performance Period a minimum threshold of Company and/or Operating Unit performance is established and the Company's and/or any Operating Unit's actual performance as measured against that minimum threshold would otherwise preclude the earning of Awards for that Performance Period, the Committee may upon consideration of the events of the Performance Period, determine that Awards may be earned by Participants (other than the CEO) for that Performance Period.

                  (c) The maximum Award any Participant (other than the CEO) may receive for any Performance Period is 150% of the Participant's Target Award for that Performance Period. The maximum award the CEO may receive for any Performance Period is $1.5 million.

                  (d) Awards shall be earned by Participants in accordance with the following formula:


                                                            Personal Performance
 Target                                Financial             Percentage (other
  Award        x        Base       x   Target            x    than the CEO)
 Percentage           Salary           Award Earned

Where:

                   Target Award Percentage is as defined in Section 2(aa) of the Plan.

                   Base Salary is as defined in Section 2(b) of the Plan.

                   Financial  Target  Award Earned is as defined in Section 2(n)
                  of the Plan and is determined based on the Company's and/or, if applicable an Operating Unit's performance as measured against the applicable Financial Target(s).

                   Personal Performance  Percentage ranges from 0 to 120 percent and is determined, in accordance with subsection (e) below.

                  (e) Personal Performance Percentage The CEO is not eligible for an adjustment based on personal performance. Each other Participant's performance shall be evaluated and a Personal Performance Percentage for such Participant shall be recommended for approval by the CEO. The Personal
Performance Percentage may range from 0 to 120 percent to reflect the Participant's personal performance during the Performance Period; provided, however, that the application of this Section 5(f) shall not result in (i) the Participant's Award exceeding 150% of his or her or Target Award for the Performance Period; or (ii) an increase in the aggregate dollar amount of all Awards earned by all Participants for that Performance Period.

         6.       Changes to the Target Award Percentage

                  The Committee, with respect to Participants who are officers, and the CEO, with respect to all other Participants, may at any time prior to the final determination of Awards change the Target Award Percentage of any Participant (other than the CEO) or assign a different Target Award Percentage to a Participant (other than the CEO) to reflect any change in the Participant's responsibility level or position during the course of the Performance Period.

                  The Committee, with respect to Participants who are officers, and the CEO, with respect to all other Participants, may at the time Financial Target(s) are determined for a Performance Period, or at any time prior to the final determination of Awards in respect of that Performance Period to the extent permitted under Section 162(m) of the Code and the regulations promulgated thereunder without adversely affecting the treatment of the Award as Performance-Based Compensation, provide for the manner in which performance will be measured against the Financial Target(s) (or to the extent permitted under Section 162(m) of the Code and the regulations promulgated thereunder without adversely affecting the treatment of an Award as Performance Based Compensation, may adjust the Financial Target(s)) to reflect the impact of specified corporate transactions (such as a stock-split or stock dividend), special charges, foreign currency effects, accounting or tax law changes and other extraordinary or nonrecurring events.

         7.       Payment of Awards

                  As soon as practicable after the close of a Performance Period and prior to the payment of any Award that is intended to constitute Performance-Based Compensation, the Committee, with respect to Participants who are officers, and the CEO, with respect to all other Participants, shall review each Participant's Award and certify in writing that the applicable Financial Targets have been satisfied. Subject to the provisions of Section 8 of the Plan, each Award to the extent earned shall be paid in a single lump sum cash payment, as soon as practicable following the Performance Period, but in no event later than 120 days following the Performance Period. The Committee shall certify in writing the amount of the CEO's Award prior to payment thereof.

                  If a Change of Control occurs, the Company shall, within 60 days thereafter, pay to each Participant in the Plan immediately prior to the Change of Control (regardless of whether the Participant remains employed after the Change of Control) an Award which is calculated assuming that all performance percentages are 100 percent, and such Award shall be prorated to the date of the Change of Control based on the number of days that have elapsed during the Performance Period through the date of the Change of Control.

         8.       Limitations on Rights to Payment of Awards

                  No Participant shall have any right to receive payment of an Award under the Plan for a Performance Period unless the Participant remains in the employ of the Company through the payment date of the Award for such Performance Period, except as provided in the last paragraph of Section 7 of the Plan. However, if the Participant has active service with the Company or the Subsidiary for at least three months during any Performance Period, but, prior to payment of the Award for such Performance Period, a Participant's employment with the Company terminates due to the Participant's death, Disability or, except in the case of the CEO, Retirement or such other special circumstances as determined by the CEO on a case by case basis, the Participant (or, in the event of the Participant's death, the Participant's estate, beneficiary or beneficiaries as determined under Section 9 of the Plan) shall remain eligible to receive a prorated portion of any earned Award, based on the number of days that the Participant was actively employed and performed services during such Performance Period.

         9.       Designation of Beneficiary

                  A Participant may designate a beneficiary or beneficiaries who, in the event of the Participant's death prior to full payment of any Award hereunder, shall receive payment of any Award due under the Plan. Such designation shall be made by the Participant on a form prescribed by the Committee. The Participant may, at any time, change or revoke such designation. A beneficiary designation, or revocation of a prior beneficiary designation, will be effective only if it is made in writing on a form provided by the Company, signed by the Participant and received by the Secretary of the Company. If the Participant does not designate a beneficiary or the beneficiary dies prior to receiving any payment of an Award, Awards payable under the Plan shall be paid to the Participant's estate.

         10.      Amendments

                  The Committee may at any time amend (in whole or in part) this Plan. No such amendment which adversely affects any Participant's rights to or interest in an Award earned prior to the date of the amendment shall be effective unless the Participant shall have agreed thereto.

         11.      Termination

                  The Committee may terminate this Plan (in whole or in part) at any time. In the case of such termination of the Plan, the following provisions of this Section 11 shall apply notwithstanding any other provisions of the Plan to the contrary:

                  (i) The Committee shall promulgate administrative rules applicable to Plan termination, pursuant to which each affected Participant (other than the CEO) shall receive, with respect to each Performance Period which has commenced on or prior to the effective date of the Plan termination (the "Termination Date") and for which the Award has not yet been paid, the amount described in such rules and the CEO shall receive an amount equal to the amount his Award would have been had the Plan not been terminated (prorated for the Performance Period in which the Termination Date occurred), subject to reduction in the discretion of the Committee.

                  (ii) Each Award payable under this Section 11 shall be paid as soon as practicable, but in no event later than 120 days after the Termination Date.

         12.      Miscellaneous Provisions

                  (a) This Plan is not a contract between the Company and the Employees or the Participants. Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any Employee or any Participant any right to be retained in the employ of the Company or any of its Subsidiaries. Neither, the Company nor any of its Subsidiaries is under any obligation to continue the Plan.

                  (b) A Participant's right and interest under the Plan may not be assigned or transferred, except as provided in Section 9 of the Plan, and any attempted assignment or transfer shall be null and void and shall extinguish, in the Company's sole discretion, the Company's obligation under the Plan to pay Awards with respect to the Participant.

                  (c) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund, or to make any other segregation of assets, to assure payment of Awards.

                  (d) The Company shall have the right to deduct from Awards paid and any interest thereon, any taxes or other amounts required by law to be withheld.

                  (e) Nothing contained in the Plan shall limit or affect in any manner or degree the normal and usual powers of management, exercised by the officers and the Board of Directors or committees thereof, to change the duties or the character of employment of any employee of the Company or any of its Subsidiaries or to remove the individual from the employment of the Company or any of its Subsidiaries at any time, all of which rights and powers are expressly reserved.